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                                                                    Exhibit 10.8

                                 THIRD AMENDMENT
                                       TO
                          THE PRENTISS PROPERTIES TRUST
                         TRUSTEES' SHARE INCENTIVE PLAN

          The Trustees' Share Incentive Plan of Prentiss Properties Trust shall be amended as follows effective as of May 10, 2000:

     1. Article V, Section 5.01 shall be struck, and the following shall be inserted in its place:

     "5.01 Grants. On each Quarterly Award Date, each Participant will be
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     awarded a whole number of Shares having an aggregate Fair Market Value on that date as nearly as possible equals, but does not exceed, $6,250."

     2. Article IV, Section 4.09 shall be struck, and the following shall be inserted in its place:

     "4.09 Annual Grant. Annually, on a date to be set by the Committee, the
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     Company shall distribute to the Participants an Option to purchase 7,500
     Shares, which Option shall be immediately exercisable."

     3. As amended by the foregoing, the Plan shall remain in full force and effect.

Dated:  May  10 , 2000
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                                       PRENTISS PROPERTIES TRUST


                                       By: /s/ Thomas F. August
                                           -------------------------------------
                                           Thomas F. August
                                           President and Chief Executive Officer